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                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

          THIS PARTICIPATION AGREEMENT AMENDMENT is made and entered into as of March 5, 2007 by and among Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company) ("Insurer"), Capital Brokerage Corporation ("Contracts Distributor"), AllianceBernstein L.P. (formerly, Alliance Capital Management L.P.) ("Adviser") and AllianceBernstein Investments, Inc. (formerly, AllianceBernstein Investment Research and Management, Inc.) ("Distributor").

          WHEREAS, the parties have entered into a Participation Agreement dated as of May 1, 2000, as amended (the "Agreement"); and

          WHEREAS, the parties now desire to amend that Agreement to (i) reflect the new names of the parties; (ii) incorporate specific provisions required by Rule 22c-2 under the Investment Company Act of 1940 (the "1940 Act"); and (iii) update the list of available Portfolios by revising a "Whereas" clause in the Agreement and including a new Schedule A to the Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

     I. All references in the Agreement to GE Life and Annuity Assurance Company shall be changed to Genworth Life and Annuity Insurance Company;

     II. All references in the Agreement to Alliance Capital Management L.P. shall be changed to AllianceBernstein L.P.;

     III. All references in the Agreement to AllianceBernstein Investment Research and Management, Inc. shall be changed to AllianceBernstein Investments, Inc.;

     IV. The second paragraph of the Agreement is replaced in its entirety with the following:

               WHEREAS Insurer, the Distributor, and AllianceBernstein Variable Products Series Fund, Inc. (the "Fund") desire that Class B Shares of certain of the Fund's portfolios listed on Schedule A, attached hereto as amended (the "Portfolios"; reference herein to the "Fund" include reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those variable annuity contracts and variable life insurance policies listed on Schedule A, attached hereto as amended, issued by Insurer (the "Contracts"), to be offered through Contracts Distributor and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor;

     V. New Section 4.8, which is attached to this Amendment as Attachment A, is added to the Agreement; and

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     VI.  Schedule A is replaced in its entirety with "Amended Schedule A,"
          which is attached to this Amendment as Attachment B.

          IN WITNESS WHEREOF, the undersigned have executed this Participation Agreement Amendment as of the date set forth above.

GENWORTH LIFE AND ANNUITY               ALLIANCEBERNSTEIN L.P.
INSURANCE COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Geoffrey S. Stiff                 Name: Adam Spilka
Title: Senior Vice President            Title: Secretary


CAPITAL BROKERAGE CORPORATION               ALLIANCEBERNSTEIN INVESTMENTS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Geoffrey S. Stiff                 Name: Daniel A. Notto
Title: Senior Vice President            Title: Assistant Secretary

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                                  ATTACHEMENT A

     4.8 SHAREHOLDER INFORMATION.

     (a) AGREEMENT TO PROVIDE INFORMATION. The Insurer agrees to provide the Distributor upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Insurer during the period covered by the request.

     (i) PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 120 days from the date of the request, for which transaction information is sought. The Distributor may request transaction information older than 120 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

     (ii) FORM AND TIMING OF RESPONSE. Insurer agrees to provide promptly upon request of the Distributor or its designee, but in any event not later than 10 business days after receipt of a request, the requested information. If requested by the Distributor or its designee, Insurer agrees to determine promptly whether any specific person about whom it has received the identification and transaction information specified in (a) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Distributor or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in (a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.

           In such instance, the Insurer agrees to inform the Distributor whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Distributor should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

     (iii) LIMITATIONS ON USE OF INFORMATION. The Distributor agrees not to use the information received for marketing or any other similar purpose without prior written consent of the Insurer.

     (b) AGREEMENT TO RESTRICT TRADING. The Insurer agrees to execute written instructions from the Distributor to restrict or prohibit further purchase or exchanges of Shares by a Shareholder who has been identified by the Distributor as having engaged in transactions

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of the Fund's Shares (directly or indirectly through the Insurer's account) that violate policies established by the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

     (i) FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

     (ii) TIMING OF RESPONSE. The Insurer agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Insurer.

     (iii) CONFIRMATION BY THE INSURER. The Insurer must provide written confirmation to the Distributor that instructions to restrict or prohibit trading have been executed. The Insurer agrees to provide confirmation as soon as reasonably practicable, but no later than ten business days after the instructions have been executed.

     (c)   DEFINITIONS. For purposes of this Section 4.8:

     (i) The term "Shares" means the interests of the Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Insurer.

     (ii) The term "Shareholder" means the holder of interests in a variable annuity or a variable life insurance contract issued by the Insurer, or a participant in an employee benefit plan with a beneficial interest in a contract.

     (iii) The term "written" includes electronic writings and facsimile transmissions.

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                                  ATTACHMENT B

                               AMENDED SCHEDULE A
                             EFFECTIVE MARCH 5, 2007

     PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

     ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

     AllianceBernstein Global Technology Portfolio - Class B AllianceBernstein Growth and Income Portfolio - Class B AllianceBernstein International Value Portfolio - Class B AllianceBernstein Large Cap Growth Portfolio - Class B AllianceBernstein Small Cap Growth Portfolio - Class B

     SEPARATE ACCOUNTS UTILIZING THE PORTFOLIOS

     Genworth Life & Annuity VA Separate Account 1
     Genworth Life & Annuity VA Separate Account 2
     Genworth Life & Annuity VA Separate Account 3
     Genworth Life & Annuity VL Separate Account 1

     CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS UTILIZING THE FUNDS

Commonwealth Extra Variable Annuity
Commonwealth Freedom Variable Annuity
Commonwealth Variable Annuity
Commonwealth Variable Annuity Plus
Foundation Variable Annuity
Personal Income Design Variable Annuity
RetireReady Bonus Variable Annuity
RetireReady Choice Variable Annuity
RetireReady Extra Variable Annuity
RetireReady Extra II Variable Annuity
RetireReady Freedom Variable Annuity
RetireReady Selections Variable Annuity
Variable Income Provider Immediate Variable Annuity
Commonwealth 3 Variable Universal Life Insurance
Commonwealth 4 Variable Universal Life Insurance
Commonwealth Variable Universal Life Insurance
Commonwealth VL Flex Variable Life Insurance
Estate Optimizer Variable Life Insurance
RetireReady Accumulator Variable Life Insurance
RetireReady Legacy Variable Life Insurance
RetireReady Protection Plus Variable Life Insurance